EXHIBIT 5.1


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                          REED SMITH SHAW & MCCLAY LLP

                             2500 ONE LIBERTY PLACE
                                                                 HARRISBURG, PA
                           PHILADELPHIA, PA 19103-7301               McLEAN, VA
                                                                     NEWARK, NJ
                                 215-851-8100                  PHILADELPHIA, PA
WRITER'S DIRECT NUMBERS:                                         PITTSBURGH, PA
                             FAX 215-851-1420                     PRINCETON, NJ
                                                                 WASHINGTON, DC


                                                          December 2, 1997


International Franchise Systems, Inc.
6701 Democracy Boulevard
Suite 300
Bethesda, MD  20817

                  Re:      Registration Statement on Form S-8
                           1994 and 1997 Stock Incentive Plans


Gentlemen:

                  We have acted as counsel to International Franchise Systems, Inc. (the "Company") in connection with the above-captioned Registration Statement relating to up to 815,000 shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock") which may be purchased or acquired by employees, officers, and directors of the Company under the Company's 1994 Stock Incentive Plan and 1997 Stock Incentive Plan (collectively, the "Plans"). The Plans provide that either authorized but unissued or reacquired shares of Common Stock may be issued upon the exercise of stock options granted under the Plans. In rendering our opinion below, we have assumed that any previously issued shares reacquired by the Company and used under the Plans have been duly authorized, validly issued and fully paid at the time of their original issuance.

                  In connection with this opinion, we have examined, among other things:

                  (1) the Certificate of Incorporation of the Company, as amended to date;

                  (2) resolutions adopted by the Board of Directors of the Company on March 15, 1995, adopting the 1994 Stock Incentive Plan, authorizing the officers of the Company to take all action necessary to (i) issue up to 400,000 shares of Common Stock thereunder, and (ii) reserve 400,000 shares of Common Stock for such purpose;

                  (3) resolutions adopted by the Board of Directors of the Company on December 18, 1996, terminating the 1994 Stock Incentive Plan effective December 31, 1996;

                  (4) resolutions adopted by the Board of Directors of the Company on December 18, 1996, providing that any reserved stock under the 1994 Stock Incentive Plan (now terminated) for which options have not been granted or exercised shall cease to be reserved. At present, 15,000 shares of Common Stock may be issued upon exercise of options granted under the 1994 Incentive Plan (now terminated);


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REED SMITH SHAW & MCCLAY LLP

International Franchise Systems, Inc.
December 2, 1997
Page 2



                  (5)  resolutions  adopted  by the  Board of  Directors  of the
Company on December 18, 1996, adopting the 1997 Stock Incentive Plan, authorizing the issuance of up to 800,000 shares of Common Stock thereunder and reserving 800,000 shares of Common Stock for such purpose; and

                  (6) the 1997 Stock Incentive Plan, as currently in effect.

                  Based upon the foregoing and upon an examination of such other documents, corporate proceedings, statutes, decisions and questions of law as we considered necessary in order to enable us to furnish this opinion, and subject to the assumption set forth above, we are pleased to advise you that in our opinion:

                  (a) The Company has been duly incorporated and is a validly existing corporation under the laws of the State of Delaware; and

                  (b) The shares of Common Stock being registered and which may be issued by the Company pursuant to the provisions of the Plans upon the exercise of stock options granted or upon awards of restricted shares under the Plans have been duly authorized, and upon such issuance in accordance with the provisions of the Plans such shares will be validly issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of our name in the Prospectus under the caption "Legal Opinion".



                                       Yours truly,

                                       /s/ Reed Smith Shaw & McClay, LLP